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                                                                     EXHIBIT 2.2


                         STOCKHOLDER SUPPORT AGREEMENT



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                         STOCKHOLDER SUPPORT AGREEMENT

         STOCKHOLDER SUPPORT AGREEMENT, dated as of March 6, 2000 (this "Agreement"), by the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder") to and for the benefit of, Internet Pictures Corporation, a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

         WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of capital stock of PictureWorks Technology, Inc, a Delaware corporation (the "Company"), as set forth on
Schedule I hereto (or any other voting or equity of securities of the Company hereafter acquired by any Stockholder prior to the termination of this Agreement, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, being referred to herein collectively as the "Shares");

         WHEREAS, concurrently with the execution of this Agreement, Parent, a wholly-owned subsidiary of Parent ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

         WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholders are willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

         Section 1. Voting of Shares. Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the meeting of the stockholders of the Company called to approve the Merger, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares in favor of (a) the adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders and (b) any other matters necessary to the consummation of the transactions contemplated by the Merger Agreement.

         Section 2. Transfer of Shares. Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly, (a) offer to sell, sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or



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otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

         Section 3. Representations and Warranties of the Stockholders. Each Stockholder on its own behalf hereby represents and warrants to Parent with respect to itself and its or her ownership of the Shares as follows:

         (a) Ownership of Shares. On the date hereof, the Shares are owned beneficially by Stockholder or its nominee. Stockholder is the sole record and beneficial owner of, and has good title to, all of the Shares, and there exist no restrictions on transfer, options, proxies, voting agreements, voting trusts or liens affecting said Shares, except as imposed by law. Stockholder has the power to vote, without restrictions, with respect to all of the Shares.

         (b) Power, Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any material agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 4. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof.

         Section 5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 6. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and



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nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

         Section 7. Miscellaneous.

         (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

         (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

         (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


                            (Signature pages follow)



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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Stockholder Support Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.



                             INTERNET PICTURES CORPORATION


                             By: /s/ James M. Phillips
                                --------------------------------------------
                             Name:  James M. Phillips
                             Title: Chairman and Chief Executive Officer

                             STOCKHOLDERS:

                             SARNOFF CORPORATION, As Sarnoff, a Proxy Holder for other VideoBrush Stockholders (Series D)

                             By: /s/ Anne M. VanLent
                                --------------------------------------------
                                 Anne M. VanLent

                             WESTON PRESIDIO CAPITAL II, LP

                             By: /s/ Thomas A. Patterson
                                --------------------------------------------
                                 Thomas A. Patterson

                             BATTERY VENTURES III, LP, by Battery Partners III,
                             LP

                             By: /s/ Oliver D. Curme
                                --------------------------------------------
                                 Oliver D. Curme, General Partner

                             WOODHAVEN VENTURE PARTNERS, LP

                             By: /s/ Edward D. Herrick
                                --------------------------------------------
                                 Edward D. Herrick

                             WOODHAVEN VENTURE PARTNERS II, LP

                             By: /s/ Edward D. Herrick
                                --------------------------------------------
                                 Edward D. Herrick

                                 /s/ Stanley B. Fry
                                --------------------------------------------
                                 Stanley B. Fry